UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2008

Otelco Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32362	52-2126395
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported on a current report on Form 8-K filed on October 31, 2008 (the “Original Filing”), on October 31, 2008, Otelco Inc. (“Otelco”) acquired from Country Road Communications LLC all of the outstanding capital stock of Pine Tree Holdings, Inc., Granby Holdings, Inc. and War Holdings, Inc. (together the “CR Companies”). This current report on Form 8-K/A amends the Original Filing to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

The audited financial statements of the CR Companies as of and for the years ended December 31, 2005, 2006 and 2007 are filed as Exhibit 99.1 to this current report on Form 8-K/A.  The unaudited financial statements of the CR Companies as of and for the nine months ended September 30, 2007 and 2008 are filed as Exhibit 99.2 to this current report on Form 8-K/A.

(b)	Pro forma financial information

The unaudited pro forma consolidated balance sheet as of September 30, 2008 and consolidated statements of income for the year ended December 31, 2007 and for the nine months ended September 30, 2008 are filed as Exhibit 99.3 to this current report on Form 8-K/A.

(d)  Exhibits

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Berry, Dunn, McNeil & Parker, an independent registered public accounting firm
99.1	Audited consolidated financial statements of the CR Companies as of and for the years ended December 31, 2005, 2006 and 2007
99.2	Unaudited consolidated financial statements of the CR Companies as of and for the nine months ended September 30, 2007 and 2008
99.3	Unaudited pro forma consolidated balance sheet as of September 30, 2008 and consolidated statements of income for the year ended December 31, 2007 and for the nine months ended September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.

Date: January 14, 2009
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer